UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
Starwood Hotels & Resorts Worldwide, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	1-7959	52-1193298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Westchester Avenue, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 914-640-8100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Starwood Hotels & Resorts
(Exact name of Registrant as Specified in Its Charter)

Maryland	1-6828	52-0901263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Westchester Avenue, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 914-640-8100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Master Agreement and Plan of Merger
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On November 14, 2005, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“Starwood”), Starwood Hotels & Resorts, a Maryland real estate investment trust (“Starwood Trust”), and certain subsidiaries of Starwood and Starwood Trust (collectively, the “Starwood Parties”) entered into a definitive master agreement and plan of merger (the “Master Agreement”) with Host Marriott Corporation, a Maryland corporation (“Host”), and its wholly owned operating subsidiary, Host Marriott, L.P., a Delaware limited partnership (“Host OP” and, together with Host, the “Host Parties”), pursuant to which Host will acquire certain entities and assets that collectively own 25 domestic hotels and 13 foreign hotels from the Starwood Parties. The Master Agreement provides for, among other things, (i) the internal restructuring of the Starwood Parties and the Host Parties and their respective subsidiaries, including the de-pairing of the “paired shares” of Starwood and Starwood Trust (“Paired Shares”), (ii) the merger of a wholly owned subsidiary of Host OP with and into Starwood Trust (the “REIT Merger”) and (iii) the acquisition by Host OP of other hotels and assets not owned by Starwood Trust through the acquisition of equity interests, assets or other rights (collectively, the “Closing Transactions”).
The total consideration payable in the Closing Transactions (excluding transaction expenses that will be incurred in connection therewith) will be approximately $4.1 billion, consisting of $1.063 billion in cash, and the assumption of $704 million in debt and approximately 133,529,412 shares of Host Common Stock.
At the effective time and as a result of the REIT Merger (based upon the capitalization of Starwood Trust at September 30, 2005) (i) each (1) Class B share, par value $0.01 per share (“Class B Share”), of Starwood Trust and (2) Class A Exchangeable Preferred Share, par value of $0.01 per share (“Class A EPS”), of Starwood Trust issued and outstanding immediately prior to the effective time of the REIT Merger will be converted into and become exchangeable for 0.6122 shares of Host common stock, par value $0.01 per share (“Host Common Stock”), and $0.503 in cash from Host and (ii) the Class A shares, par value $0.01 per share (“Class A Shares”), of Starwood Trust issued and outstanding immediately prior to the effective time of the REIT Merger will be converted into and become exchangeable for an aggregate of $16,491,237 in cash from Host, subject to adjustment by, among other things, (A) the amount of working capital at closing, (B) changes in the amount of assumed indebtedness, (C) the agreed value of any hotels that are removed from the Closing Transactions prior to closing, (D) certain capital expenditures and (E) the amount of any Host quarterly cash dividends above $0.15 per share of Host Common Stock and, in the event there is a certain reduction in the outstanding number of Paired Shares during the interim period between the execution of the Merger Agreement and closing, the remaining shares of Host Common Stock not otherwise issued in the REIT Merger. As of September 30, 2005, 100 Class A Shares were outstanding and held by Starwood, approximately 219,272,686 Class B Shares were outstanding and 562,222 Class A EPS were outstanding.
The exchange of shares in the REIT Merger as contemplated by the Master Agreement is expected to be a taxable transaction for U.S. federal income tax purposes.
The Host Parties and the Starwood Parties have made certain representations, warranties and covenants in the Master Agreement, including, among others, covenants (i) subject to certain exceptions, to preserve intact their respective business organizations and goodwill during the interim period between the execution of the Master Agreement and closing, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held by Host to consider approval of the issuance of Host Common Stock in the Closing Transactions and (iv) that the Host Board of Directors will recommend such approval to its stockholders. In addition, the Starwood Parties have made certain additional customary covenants, including, among others, covenants not to (i) conduct the operations of the hotels to be acquired by Host other than in the ordinary course of business consistent with past practice and (ii) subject to certain limited exceptions to permit the Board of Trustees of Starwood Trust to comply with its fiduciary duties, solicit, negotiate, provide information in furtherance of, approve, recommend or enter into alternative business combination transactions. Certain indemnities are provided by the parties to each other.
Consummation of the Closing Transactions is subject to customary conditions, including, among others, (i) approvals by the stockholders of Host, (ii) absence of any law or order prohibiting the consummation of the Closing Transactions, (iii) approvals by antitrust and competition authorities in certain countries, (iv) the registration statement of Host filed on Form S-4 becoming effective and (v) shares of Host Common Stock being approved for listing on the New York Stock Exchange. In addition, each party’s obligation to consummate the Closing Transactions is subject to certain other conditions, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) the absence of any material adverse effect with respect to the business of the other party, (iii) material compliance of the other party with its covenants and (iv) the delivery of opinions from tax counsel to Host and Starwood Trust regarding certain REIT qualification matters. Pending satisfaction of closing conditions as to certain properties, their acquisition may be deferred to subsequent closings.
The Master Agreement contains certain termination rights for both the Host Parties and the Starwood Parties, and further provides that, upon termination of the Master Agreement under specified circumstances, Starwood would be required to pay a termination fee of $100 million, plus up to $20 million in expenses.
The Master Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 8.01 Other Events
On November 14, 2005, Starwood announced the definitive agreement under which Host Marriott Corporation would acquire 38 properties in a stock-and-cash transaction as described above in Item 1.01. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Exhibit
10.1	Master Agreement and Plan of Merger, dated as of November 14, 2005, among Host Marriott Corporation, Host Marriott, L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership.

99.1	Press Release, dated November 14, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
(Registrant)

	By:	/s/ Kenneth S. Siegel

		Name:	Kenneth S. Siegel
		Title:	Executive Vice President, General Counsel and Secretary

STARWOOD HOTELS & RESORTS
(Registrant)

	By:	/s/ Kenneth S. Siegel

		Name:	Kenneth S. Siegel
		Title:	Vice President, General Counsel and Secretary
Date: November 14, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Master Agreement and Plan of Merger, dated as of November 14, 2005, among Host Marriott Corporation, Host Marriott, L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership.

99.1	Press Release, dated November 14, 2005.